UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2008

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East First Street, Suite 300, Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2008, Targacept, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., for itself and as representative of Lazard Capital Markets LLC, Pacific Growth Equities, LLC, and Oppenheimer & Co. Inc. (collectively, the “Underwriters”), relating to the issuance and sale of 3,800,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price to the public of $7.07 per share (the “Offering”). The Offering was conducted pursuant to the Company’s effective shelf registration statement (Registration No. 333-143259). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 570,000 shares of Common Stock to cover over-allotments, if any. All of the shares of Common Stock are being offered by the Company. The Offering is expected to close on January 23, 2008.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Company is also filing the legal opinion of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the legality of the Common Stock as Exhibit 5.1 hereto. The prospectus relating to the Offering, which consists of a prospectus supplement dated January 16, 2008, and an accompanying prospectus dated July 20, 2007, has been filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Report:

Exhibit No.	Description
1.1	Underwriting Agreement dated as of January 16, 2008.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targacept, Inc.

By:	/s/ Alan A. Musso
Name:	Alan A. Musso
Title:	Vice President, Chief Financial Officer and Treasurer

January 18, 2008

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated as of January 16, 2008.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

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